Exhibit 10.1

AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of July 29, 2010 (the “Credit Agreement”), by and among H&E EQUIPMENT SERVICES, INC., a Delaware corporation (“H&E Delaware”), GREAT NORTHERN EQUIPMENT, INC., a Montana corporation (“Great Northern”) and H&E EQUIPMENT SERVICES (CALIFORNIA), LLC, a Delaware limited liability company (“H&E California” and together with H&E Delaware and Great Northern, each a “Borrower” and collectively, the “Borrowers”), the other credit parties named therein (the “Credit Parties”), the lenders named therein (the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”) and as agent for the Lenders (in such capacity, the “Agent”), BANK OF AMERICA, N.A., as co-syndication agent and documentation agent, and WELLS FARGO CAPITAL FINANCE, LLC, as co-syndication agent, is entered into as of February 29, 2012 by and among the Borrowers, the Lenders signatory hereto and Agent. Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement in the manner set forth below, including, without limitation, to extend the Commitment Termination Date; and

WHEREAS, the Lenders are willing to agree to such request, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof the Borrowers, the Lenders whose signatures appear below and Agent agree as follows:

Section 1.

AMENDMENTS

Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a) Subsection 1.3(b)(iii) of the Credit Agreement is amended (i) by adding the phrase “,including, without limitation, any Permitted Notes Refinancing Indebtedness” immediately after the phrase “(other than Indebtedness permitted by Section 6.3”, and (ii) by adding the phrase “(‘Net Debt Proceeds’)” immediately after the phrase “net of underwriting discounts and commissions and other reasonable costs and expenses paid or payable to non Affiliates in connection therewith”.

(b) Subsection 1.5(a)(ii)(C) of the Credit Agreement is amended (i) by deleting the introductory phrase “From and after the date the Financial Statements in respect of the Fiscal Quarter ending September 30, 2010 are required to be delivered hereunder, or are actually delivered hereunder, whichever is earlier” and replacing it with “Beginning on the date the Financial Statements in respect of the Fiscal Quarter ending September 30, 2010 are required to be delivered hereunder, or are actually delivered hereunder, whichever is earlier, and ending on the Amendment No. 1 Effective Date” and (ii) by deleting the phrase “which shall remain at .50% for the term of this Agreement and shall not be adjusted” and replacing it with “which shall remain at .50% until the Amendment No.1 Effective Date and thereafter except as provided in Section 1.5(a)(ii)(D)(b) below”.

(c) Subsection 1.5(a)(ii) of the Credit Agreement is amended by adding to such subsection, at the end thereof, the following:

“(D) The Applicable Margins shall be:

(a) for the period commencing on the Amendment No. 1 Effective Date through the last day of the calendar month during which Financial Statements for March 31, 2012, are delivered:

(i) in the case of the Applicable Revolver Index Margin, one percent (1.00%) per annum;

(ii) in the case of the Applicable Revolver LIBOR Margin, two percent (2.00%) per annum;

(iii) in the case of the Applicable L/C Margin, two percent (2.00%) per annum; and

(iv) in the case of the Applicable Unused Line Fee Margin, as provided in the proviso to subsection (b) below;

(b) thereafter, the Applicable Margins (other than the Applicable Unused Line Fee Margin) shall be determined from time to time as set forth below based upon the Leverage Ratio of H&E Delaware and its Subsidiaries as of the last day of the most recent Fiscal Quarter (as reflected in the applicable monthly unaudited Financial Statements required to be delivered hereunder); provided, that, the Applicable Unused Line Fee Margin, shall be (i) 0.50% if the average of the daily closing balances of the aggregate Revolving Loan, the Swing Line Loan and Letters of Credit outstanding during the monthly period for which such Fee is due (as provided in Section 1.9(c)) is less than 50% of the Commitments or (ii) 0.375% if the average of the daily closing balances of the aggregate Revolving Loan, the Swing Line Loan and Letters of Credit outstanding during the monthly period for which such Fee is due (as provided in Section 1.9(c)) is equal to or more than 50% of the Commitments:

If Leverage Ratio is:	Level of Applicable Margins:
<2.50 to 1.00	Level I
< 3.50 to 1.00 but > 2.50 to 1.00	Level II
> 3.50 to 1.00	Level III

	Applicable Margins
	Level I	Level II	Level III
Applicable Revolver Index Margin	1.00%	1.25%	1.50%

Applicable Revolver LIBOR Margin	2.00%	2.25%	2.50%

Applicable L/C Margin	2.00%	2.25%	2.50%

The Applicable Margins (other than the Applicable Unused Line Fee Margin) shall be adjusted from time to time based upon the monthly Financial Statements for the last fiscal month of each Fiscal Quarter required to be delivered hereunder (beginning with the Fiscal Quarter ending on March 31, 2012) which shall be accompanied by a written calculation of the Leverage Ratio of H&E Delaware and its Subsidiaries that is certified on behalf of the Borrower Representative by an Authorized Officer thereof as of the end of each such fiscal month for which such Financial Statements are delivered and that truthfully and accurately evidences the need for an adjustment (the Agent reserving the right to challenge any such Financial Statements or calculation and make any prospective or retroactive claim for any interest that would have accrued but for any inaccuracy of any such Financial Statements or calculation, and Borrowers shall be liable for any such claim). Each such adjustment in the Applicable Margins shall be effective as of the first day of the calendar month following the date of delivery of such Financial Statements and written calculation; provided, that if the Borrower Representative shall fail to deliver any such Financial Statements or written calculation for any such fiscal month by the date required pursuant to Section 4.1, then, at Agent’s election, effective as of the first day of the calendar month following the end of each such fiscal month during which such Financial Statements were to have been delivered, and continuing through the first day of the calendar month following the date (if ever) when such Financial Statements and such written calculation are finally delivered, the Applicable Margin (other than the Applicable Unused Line Fee Margin) shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above. If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.

(d) Section 1.16 of the Credit Agreement is amended by adding to such Section, at the end thereof, the following:

“ (f) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order adopted after the Closing Date regarding capital adequacy, reserve requirements or similar requirements under subsection (a) above, as applicable, regardless of the date enacted, adopted or issued.”

(e) Article 3 of the Credit Agreement is amended by adding to such Article, at the end thereof, the following:

“3.26 Foreign Assets Control Regulations and Anti-Money Laundering

Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.27 Patriot Act

The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.”

(f) Subsection 5.11(b) of the Credit Agreement is amended by adding to such subsection, after the third sentence thereof, the following:

“The Credit Parties shall deliver, or cause to be delivered, to Agent, appropriate and customary resolutions, secretary certificates, certified organizational documents and other documents, including legal opinions, as reasonably be requested by Agent, in each instance with respect to each Credit Party formed or acquired after the Closing Date. It is hereby agreed that Agent’s request for legal opinions in connection with the addition of a Credit Party pursuant to the terms hereof is reasonable.”

(g) Subsection 6.3(a)(vii) of the Credit Agreement is amended by deleting such subsection in its entirety and replacing it with the following: “(x) Indebtedness of Borrowers not exceeding $250,000,000 in aggregate principal amount evidenced by Senior Unsecured Notes (less all payments of principal and repurchases and redemptions thereof) and (y) any Permitted Notes Refinancing Indebtedness not exceeding the Permitted Notes Amount in aggregate principal amount (less all payments of principal and repurchases and redemptions thereof)”.

(h) Subsection 6.3(b) of the Credit Agreement is amended by deleting such subsection in its entirety and replacing it with the following:

“(b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness of a Credit Party, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c), (iii) Indebtedness permitted by subsection 6.3(a)(v) upon any refinancing thereof in accordance with subsection 6.3(a)(v), and (iv) Indebtedness constituting Senior Unsecured Notes permitted by subsection 6.3(a)(vii) with the Net Debt Proceeds of any Permitted Notes Refinancing Indebtedness.”

(i) Section 6.7 of the Credit Agreement is amended by (i) deleting the word “and” appearing at the end of subsection 6.7(d); (ii) replacing the period at the end of subsection 6.7(e) with the phrase “; and” and adding the following subsection 6.7(f) thereafter: “(f) Liens (i) on property of Credit Parties that is also subject to the Lien of the Agent securing the Obligations, (ii) subject to the Intercreditor Agreement, and (iii) securing Permitted Notes Refinancing Indebtedness.”

(j) Subsection 6.18(a) of the Credit Agreement is amended by deleting such subsection in its entirety and replacing it with the following:

“(a) No Credit Party shall change or amend the terms of the Senior Unsecured Note Indenture or Senior Unsecured Notes, any Subordinated Debt or, except as permitted by the Intercreditor Agreement, if applicable, any Permitted Notes Refinancing Indebtedness, in each case, without the prior written consent of the Requisite Lenders.”

(k) Article 6 of the Credit Agreement is amended by adding to such Article, at the end thereof, the following:

“6.22 OFAC; Patriot Act

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.26 and Section 3.27.”

(l) Subsection 9.10(a)(ii) of the Credit Agreement is amended by inserting, in the second sentence thereof, “(except as otherwise provided in clause (h) of Annex B hereto and subsection 9.10(d)(iv))” following the words “Pro Rata Share” therein.

(m) Subsection 9.10(c)(ii) of the Credit Agreement is amended by (i) inserting “or any other Loan Document” following the words “received by Agent under this Agreement” and (ii) deleting the period at the end of the last sentence thereof and inserting “and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.”

(n) Subsection 9.10(d)(i) of the Credit Agreement is amended by deleting the word “hereunder” therein and replacing it, in each instance, with the words “under any Loan Document”.

(o) Subsection 9.10(f) of the Credit Agreement is amended by deleting the period at the end of such subsection and inserting the following:

“; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.9 or (iv) any Lender from filing proofs of claim during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Requisite Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 8.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.9, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.”

(p) Annex A of the Credit Agreement is amended by adding the following new definitions in their proper alphabetical places:

“‘Amendment No. 1’ means Amendment No. 1, dated February 29, 2012 among the Borrowers, the Lenders and the Agent.”

‘“Amendment No. 1 Effective Date’ means the Effective Date, as such term is defined in Amendment No. 1.”

“‘Intercreditor Agreement’ means the intercreditor agreement contemplated by the definition of the term Permitted Notes Refinancing Indebtedness.”

“‘Net Debt Proceeds’ has the meaning assigned to it in subsection 1.3(b)(iii).”

“‘Permitted Notes Refinancing Indebtedness’ means any Indebtedness incurred on one occasion by H&E Delaware (and those Credit Parties that are obligors in accordance with this Agreement in respect of the Senior Unsecured Notes) pursuant to a refinancing of the Senior Unsecured Notes (and the Net Debt Proceeds of which were applied to permanently retire the Senior Unsecured Notes); provided that each of the following conditions are satisfied: (a) the aggregate principal amount of such Indebtedness shall be no less than $200,000,000 and no greater than the outstanding principal amount of the Senior Unsecured Notes at the time of the refinancing, plus accrued and unpaid interest thereon and any premium payable thereon in connection with such refinancing (such amount, the “Permitted Notes Amount”), (b) such Indebtedness shall be on terms not materially more adverse in the aggregate to the Credit Parties than the terms of the Senior Unsecured Notes, and in any event shall provide for (i) no amortization prior to the date six months following the Commitment Termination Date and (ii) a final maturity date that is not prior to the date six months following the Commitment Termination Date, and (c) to the extent such Indebtedness is secured by Liens on property of any Credit Party, such Liens shall be subordinated to the Liens held by the Agent pursuant to an intercreditor agreement and intercreditor provisions in any applicable indenture governing such Indebtedness, each in form and substance satisfactory to Agent (and, in the event that GE Capital has a role in placing, underwriting, purchasing or providing any portion of such Indebtedness, the Requisite Lenders).

(q) Annex A of the Credit Agreement is amended:

(i) by adding “except for the purposes of Sections 3.26 and 3.27,” immediately after the “(a)” in the definition of “Affiliate”.

(ii) by deleting the definition of “Commitment Termination Date” therefrom and substituting in its place the following revised definition:

“‘Commitment Termination Date’ means the earliest of (a) February 29, 2017, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to subsection 8.2(b), (c) the date of indefeasible prepayment in full in cash by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0) or the termination of all Commitments (or the cash collateralization or backing with standby letters of credit of all Letters of Credit in accordance with Annex B), in accordance with the provisions of subsection 1.3(a), and (d) only in the event that at such time any Senior Unsecured Notes remain outstanding, the date that is six (6) months prior to the scheduled maturity of the Senior Unsecured Notes (giving effect to any extension thereof entered into after the Amendment No. 1 Effective Date).”

(iii) by deleting the period at the end of the definition of “Governmental Authority” and inserting, at the end thereof, the following:

“, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.”

(iv) by deleting clause (h) of the definition of “Restricted Payment” therefrom and substituting in its place the following:

“(h) any optional payment or prepayment of principal of the Senior Unsecured Notes (other than those payments made with the Net Debt Proceeds of Permitted Notes Refinancing Indebtedness), any payment of a premium or prepayment of interest, fees or other charges on or with respect to the Senior Unsecured Notes (other than those made with the Net Debt Proceeds of Permitted Notes Refinancing Indebtedness), and any redemption, purchase, retirement, defeasance, subleasing fund or similar optional payment with respect to the Senior Unsecured Notes (other than those payments made with the Net Debt Proceeds of Permitted Notes Refinancing Indebtedness).”

(v) by deleting the period at the end of the definition of “Revolving Lenders” and inserting, at the end thereof, the following:

“(or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Swing Line Loans or Letter of Credit Obligations).”

(vi) by deleting the last sentence of the definition of “Subordinated Debt” and replacing it with the following sentence:

“For the avoidance of doubt, ‘Subordinated Debt’ shall not include the Senior Unsecured Notes or any Permitted Notes Refinancing Indebtedness.”

Section 2.

CONDITIONS TO EFFECTIVENESS

The amendments provided in Section 1 shall become effective at the date and time (the “Effective Date”) that:

(a) the Agent shall have received one or more counterparts of (i) this Amendment, executed and delivered by the Borrowers, the Lenders and the Agent, (ii) the Consent and Reaffirmation in the form of Exhibit A hereto, executed and delivered by the Guarantors, and (iii) the Amendment No. 1 Fee Letter, dated as of the date hereof, between the Borrower Representative and the Agent, executed and delivered by the Borrower Representative and the Agent;

(b) Borrowers shall have paid in immediately available funds and without offset or deduction of any kind a non-refundable amendment fee of .15% of the maximum amount of each Revolving Lender’s Revolving Loan Commitment to Agent for the pro rata benefit of each such Revolving Lender;

(c) the Agent shall have received updates, if any, to the Perfection Certificate for each of the Credit Parties, in form and substance reasonably satisfactory to the Agent;

(d) except to the extent waived by Agent in its discretion, the Agent shall have received copies of Uniform Commercial Code bring-downs of previously delivered reports listing all effective financing statements that name any of the Credit Parties as debtor, together with copies of such financing statements;

(e) the Agent shall have received (i) updated Schedules to the Credit Agreement, (ii) Intellectual Property Security Agreements, if needed, executed by the applicable Credit Party in favor of the Agent, (iii) updated schedules to the Guaranty and Security Agreement, (iv) one or more lock-box agreements, if needed, in favor Agent in form and substance satisfactory to Agent, (v) Blocked Account Agreements, if needed, executed by the applicable Credit Party, each bank where such Credit Party maintains Blocked Accounts and the Agent, (vi) Landlord Agreements, if needed, for each leased property of a Credit Party, executed by the lessor of such leased property, the Credit Party named as lessee, and the Agent, (vii) satisfactory evidence that the insurance policies required by Section 5.4 of the Credit Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders, (viii) for each Credit Party, (1) articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, (2) except to the extent waived by Agent in its discretion, good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, (3) except to the extent waived by Agent in its discretion, good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date before the Effective Date and certified by the applicable Secretary of State of other authorized Governmental Authority, (4) its by-laws or operating agreement, as applicable, together with all amendments thereto, (5)

resolutions of such Person’s Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the this Amendment, each certified as of the Effective Date by such Person’s secretary or assistant secretary as being in full force and effect without any modification or amendment, (6) signature and incumbency certificates of the officers of such Person executing the Amendment, certified as of the Effective Date by such Person’s secretary or assistant secretary as being true, accurate, correct and complete, (ix) a certificate of an Authorized Officer of each Credit Party, dated the Effective Date, stating that the conditions set forth in Section 2.2 of the Credit Agreement are satisfied, in each case in form and substance satisfactory to Agent;

(f) the Agent shall have received such other documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with this Amendment, each in form and substance reasonably satisfactory to the Agent; and

(g) there shall be no continuing Default or Event of Default (after giving effect to the amendments contemplated by this Amendment), and the representations and warranties of the Borrowers contained in this Amendment shall be true and correct in all material respects.

Section 3.

LIMITATION ON SCOPE

Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or waivers of or consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Credit Party for any existing or future Defaults or Events of Default.

Section 4.

MISCELLANEOUS

(a)	Each Borrower hereby represents and warrants as follows:

(i)	this Amendment has been duly authorized and executed by such Borrower and is the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii)	such Borrower repeats and restates the representations and warranties of such Borrower contained in the Credit Agreement as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment.

(b) This Amendment is being delivered in the State of New York.

(c) Each Borrower ratifies and confirms that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment and that nothing contained in this Amendment shall constitute a defense to the enforcement of any Loan Document.

(d) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(e) This Amendment is a “Loan Document” and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 11.6, (Severability), Section 11.9 (Governing Law), Section 11.10 (Notices), Section 11.11 (Electronic Transmissions), Section 11.12 (Section Titles) Section 11.14 (Waiver of Jury Trial), Section 11.17 (Advice of Counsel) and Section 11.18 (No Strict Construction).

[Signature page is next page]

Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Amendment as of the date first written above.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer

H&E EQUIPMENT SERVICES (CALIFORNIA), LLC

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Tom D. Chapman
Name: Tom D. Chapman Title: Duly Authorized Signatory

2

BANK OF AMERICA, N.A., as a Lender

By:	/s/ E. Kahn
Name: E. Kahn Title: VP

3

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James D. Danforth, Jr.
Name: James D. Danforth, Jr. Title: Vice President

4

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Todd Havomote
Name: Todd Havomote Title: Sr. Relationship Manager

5

REGIONS BANK, as a Lender

By:	/s/ George Louis McKinley
Name: George Louis McKinley Title: Attorney in Fact

6

CAPITAL ONE BANK, as a Lender

By:	/s/ Thomas E. Furst
Name: Thomas E. Furst Title: Vice President

7

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Mario Quimtanila
Name: Mario Quimtanila Title: Authorized Officer

8

EXHIBIT A

CONSENT AND REAFFIRMATION

Each of the undersigned (the “Guarantors”) hereby (i) acknowledges receipt of a copy of the Amendment No. 1, dated as of February 29, 2012 (“Amendment No. 1”), to the Third Amended and Restated Credit Agreement, dated as of July 29, 2010, among H&E Equipment Services, Inc., Great Northern Equipment, Inc., H&E Equipment Services (California), LLC (collectively, the “Borrowers”), the other Credit Parties named therein, the Lenders named therein, General Electric Capital Corporation, as Agent, Bank of America, N.A., as Co-Syndication Agent and Documentation Agent and Wells Fargo Capital Finance, LLC, as Co-Syndication Agent; (ii) consents to Borrowers’ execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under its Guaranty and the other Loan Documents to which it is a party and reaffirms that such Guaranty is and shall continue to remain in full force and effect. This acknowledgement by the Guarantors is made and delivered to induce Agent and the Lenders to enter into the Amendment No. 1, and the Guarantors acknowledge that Agent and the Lenders would not enter into the Amendment No. 1 in the absence of the acknowledgements contained herein. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, Guarantors understand that Agent and the Lenders have no obligation to inform Guarantors of such matters in the future or to seek Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein without definition shall have the meanings given to such terms in Amendment No. 1.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation on and as of the date of Amendment No. 1.

GNE INVESTMENTS, INC.

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer

H&E FINANCE CORP.

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer

H&E CALIFORNIA HOLDING, INC.

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer

H&E EQUIPMENT SERVICES (MID-ATLANTIC), INC.

By:	/s/ Leslie Magee
Name: Leslie Magee Title: Chief Financial Officer